Exhibit 99.1

Titan Pharmaceuticals, Inc.

FOR IMMEDIATE RELEASE

Titan Pharmaceuticals Adopts Stockholder Rights Plan,

Files Shelf Registration of Securities on Form S-3

South San Francisco, CA—December 21, 2011 – Titan Pharmaceuticals, Inc. (OTC.BB: TTNP.OB), today announced that its board of directors has approved the adoption of a Stockholder Rights Plan and the filing of a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (SEC) for the possible future sale of Titan securities. Under the Rights Plan, each stockholder, at the close of business on January 3, 2012, will receive a dividend distribution of one right for each share of common stock held entitling the registered holder, in certain circumstances, to purchase from the Company common equivalent junior preferred stock. Upon effectiveness, the shelf registration will enable the Company to raise capital in the future, if needed, through the sale of registered securities.

“We are taking these actions at this time to maintain the integrity of our ongoing Probuphine™ partnering process and to enable us to maximize shareholder value,” said Marc Rubin, M.D., Executive Chairman of Titan Pharmaceuticals. “While the board of directors is not aware of any actions or efforts on the part of third parties to accumulate a significant portion of Titan’s outstanding common stock, the Rights Plan is intended to protect the Company and its stockholders from efforts to obtain control of Titan that are inconsistent with the best interests of the Company and its stockholders. The shelf registration provides us with financial options and flexibility, should the need arise.”

Under the Rights Plan, the rights will become exercisable in the event that any person or group, without prior Board approval, acquires 15 percent or more of the Company’s common stock or announces a tender offer which, if consummated, results in the ownership of 15% or more of the Company’s common stock. If the rights become exercisable, all rights holders (other than the person or group triggering the rights) will be entitled to acquire junior preferred stock with dividend, liquidation and voting rights approximating the value of common stock. The Rights Plan also provides that at any time after a 15 percent position is acquired and prior to the acquisition by any person or group of 50 percent or more of the Company’s outstanding common stock, the board of directors may, at its option, require each outstanding right (other than rights held by the acquiring person or group) to be exchanged for one share of common stock or one common stock equivalent. Titan’s board of directors has the ability to terminate the Rights Plan or redeem the rights prior to the time the rights are triggered. The Rights Plan will expire on December 20, 2012. For administrative convenience, the rights will automatically attach to the shares of common stock, trade together with those shares and will be represented by certificates representing the common stock. No further action will be required by Titan’s stockholders.

The $25 million shelf registration statement, when declared effective by the SEC, will allow Titan to offer and sell from time to time, in one or more offerings, common stock, preferred stock, equity warrants or any combination thereof. The terms of any such offerings will be established at the time of the offering, will be subject to market conditions and will be described in a supplement to the prospectus.

Further details of the Rights Plan and the shelf registration statement are contained in a Form 8-K filed today with the SEC.

About Titan Pharmaceuticals

For information concerning Titan Pharmaceuticals, Inc., please visit the company’s website at www.titanpharm.com.

The press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the Company’s development program and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of the Company’s drug candidates, adverse side effects or inadequate therapeutic efficacy of the Company’s drug candidates that could slow or prevent product development or commercialization, the uncertainty of patent protection for the Company’s intellectual property or trade secrets, and the Company’s ability to obtain additional financing. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release.

CONTACT:
Titan Pharmaceuticals, Inc.	Pure Communications
Sunil Bhonsle, 650-244-4990	Dan Budwick, 973-271-6085
President	dan@purecommunicationsinc.com

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